SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  4/30/2007
FILE NUMBER 811-1424
SERIES NO.: 11



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                            66,814
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                            12,401
       Class C                                                             7,288
       Class R                                                             2,512
       Investor Class                                                        614
       Institutional Class                                                 3,366


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                           $ 20.05
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                           $ 18.01
       Class C                                                           $ 17.99
       Class R                                                           $ 19.80
       Investor Class                                                    $ 20.06
       Institutional Class                                               $ 20.77